UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On May 31, 2017, Sol Barer, chairman of the board of directors (the “Board”) of InspireMD, Inc. (the “Company”), notified the Board of his resignation from the Board, effective June 2, 2017. Dr. Barer’s decision to resign from the Board did not result from any disagreement with the Company or its management. Effective as of June 2, 2017, the Board appointed Paul Stuka, a current member of the Board, as the chairman of the Board. Upon effectiveness of Dr, Barer’s resignation from the Board, Thomas J. Kester shall replace Dr. Barer on the compensation committee of the Board, and the nominating and corporate governance committee shall be comprised of Michael Berman and Mr. Stuka.

In connection with Dr. Barer’s resignation from the Board, on June 2, 2017, the Company amended (i) the nonqualified stock option agreement the Company entered into with Dr. Barer on December 7, 2016, to accelerate the vesting of the option to purchase 20,000 shares of common stock so that the option are fully vested as of June 2, 2017, and to permit Dr. Barer to exercise such option at any time prior to the tenth anniversary of the grant date, and (ii) the nonqualified stock option agreements the Company entered into with Dr. Barer on November 16, 2011, March 31, 2015, June 30, 2015, September 30, 2015, and June 30, 2016, to permit Dr. Barer to exercise the fully vested options to purchase an aggregate of 8,494 shares of common stock at any time prior to the tenth anniversary of the grant date.

The foregoing descriptions of the amendments to Dr. Barer’s nonqualified option agreements are qualified in their entirety by reference to the full text of each amendment to nonqualified stock option agreement, copies of which are attached as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On June 2, 2017, the Company announced the appointment of Mr. Stuka as chairman of the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

The information set forth herein supplements the Company’s proxy statement dated May 10, 2017, in connection with the Annual Meeting of the stockholders of the Company to be held on June 29, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	First Amendment to Nonqualified Stock Option Agreement dated November 16, 2011, by and between InspireMD, Inc. and Sol Barer, dated as of June 2, 2017
10.2	First Amendment to Nonqualified Stock Option Agreement dated March 31, 2015, by and between InspireMD, Inc. and Sol Barer, dated as of June 2, 2017
10.3	First Amendment to Nonqualified Stock Option Agreement dated June 30, 2015, by and between InspireMD, Inc. and Sol Barer, dated as of June 2, 2017
10.4	First Amendment to Nonqualified Stock Option Agreement dated September 30, 2015, by and between InspireMD, Inc. and Sol Barer, dated as of June 2, 2017
10.5	First Amendment to Nonqualified Stock Option Agreement dated June 30, 2016, by and between InspireMD, Inc. and Sol Barer, dated as of June 2, 2017
10.6	First Amendment to Nonqualified Stock Option Agreement dated December 7, 2016, by and between InspireMD, Inc. and Sol Barer, dated as of June 2, 2017
99.1	Press release dated June 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: June 2, 2017	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer